EXECUTION VERSION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.47

Letter Agreement

This Letter Agreement (“Letter Agreement”) is effective as of November 4, 2022 (“Effective Date”) by and among Astellas Pharma Inc. (“Astellas”), Astellas Pharma Europe Ltd. (“APEL”), and FibroGen, Inc. (“FibroGen”). This Letter Amendment amends both the Anemia License and Collaboration Agreement entered into by and between Astellas and FibroGen on April 28, 2006, as previously amended (the “EU LCA”) and the Astellas EU Supply Agreement entered into by and between APEL and FibroGen effective as of January 1, 2021, as amended (the “EU CSA”). Astellas, APEL, and FibroGen shall be referred to individually herein as a “Party” and collectively as the “Parties”.

Whereas, under the EU LCA, Astellas and FibroGen have agreed to collaborate on the development and commercialization of certain small molecule prolyl hydroxylase inhibitors as therapeutics, including Roxadustat, in the Astellas Territory; and under the EU CSA, FibroGen has agreed to supply to APEL bulk product of Roxadustat for commercialization in such Astellas Territory; and

Whereas, subject to the terms and conditions of this Letter Amendment, the Parties agree to (1) extend the date in which FibroGen shall be obligated to maintain two (2) separate, validated manufacturing sites, as contemplated by the Manufacturing & Supply terms and conditions under the EU LCA and (2) [*] in the EU CSA, in each case of (1) and (2), [*].

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1)
Unless otherwise defined herein, all capitalized terms and phrases used in this Letter Agreement shall have the meaning ascribed to them in the EU LCA and the EU CSA.

2)
Astellas and FibroGen hereby agree to extend the date by which FibroGen shall be obligated to maintain two (2) separate validated manufacturing sites for the manufacture of Bulk Product, pursuant to the EU LCA’s Manufacturing & Supply section (first paragraph, page 19) (the “Alternative Site Validation Obligations”), [*], provided that in any event the Alternative Site Validation Obligations shall be fulfilled by FibroGen [*].

3)
Astellas and FibroGen intend for FibroGen to become obligated to maintain two (2) separate validated manufacturing sites for Bulk Product within the time frames noted in paragraph 2 above (the “Purpose”). Notwithstanding anything to the contrary pursuant to the definition of “Marketing Approval Application” or “MAA” in Section 1.51 of the EU LCA, the Parties agree that the definition of “Marketing Approval Application” or “MAA” shall be and is hereby limited to the approval of a new drug application by the U.S. Food and Drug Administration, and the regulations promulgated thereunder, for the purpose of enabling the Purpose of this Letter Agreement only.

4)
[*].

5)
The EU LCA and EU CSA, each as amended hereby, contains the entire understanding of the Parties with respect to the subject matter hereof.

6)
Except as otherwise provided herein, the each of the EU LCA and EU CSA has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings, either oral or written, heretofore made that conflict with respect to the subject matter herein are expressly superseded in this Letter Agreement.

1. Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXECUTION VERSION

7)
This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (.pdf), each of which shall be binding when sent.

In Witness Whereof, the Parties have executed this Letter Agreement as of the Effective Date.

Astellas Pharma Europe Ltd.		Astellas Pharma Inc.
By:	/s/ [*]	By:	/s/ [*]
Name:	[*]	Name:	[*]
Title:	[*]	Title:	[*]
Date:	4 November 2022	Date:	Nov 4th, 2022

FibroGen, Inc.
By:	/s/ [*]
Name:	[*]
Title:	[*]
Date:	11/4/2022

2. Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.